Exhibit 99.1

WINTER HAVEN, FL - July 23, 2021 – SouthState Corporation (NASDAQ: SSB) today released its unaudited results of operations and other financial information for the three-month and six-month period ended June 30, 2021.

The Company reported consolidated net income of $1.39 per diluted common share for the three months ended June 30, 2021, compared to $2.06 per diluted common share for the three months ended March 31, 2021, and compared to consolidated net loss of ($1.96) per diluted common share one year ago.

Adjusted net income (non-GAAP) totaled $1.87 per diluted share for the three months ended June 30, 2021, compared to $2.17 per diluted share for the three months ended March 31, 2021, and compared to $0.89 per diluted share one year ago. Adjusted net income in the second quarter of 2021 excludes $25.6 million of merger-related and branch closure costs (after-tax), $9.1 million of extinguishment of debt cost (after-tax) and $28,000 in gains from security sales (after-tax).

Net income was negatively impacted during the second quarter of 2021 by a $10.3 million decline in accretion on acquired loans and PPP fees compared to the previous quarter. Core net interest income (non-GAAP), excluding such accretion, increased $1.4 million from the first quarter of 2021. Net income during the second quarter of 2021 was also impacted by the effect of pipeline marks included in mortgage banking revenue, which declined by $16.8 million, in spite of a $105 million quarterly increase in production to $1.4 billion. A healthy 72% of mortgage production during the second quarter of 2021 was purchase volume, and portfolio loans increased to 43% of total production from 33% in the first quarter of 2021.

“We experienced solid growth this quarter, with loans increasing 3% annualized, loan production up 25% from the first quarter of 2021, and our commercial loan pipeline nearly double the level of the pandemic lows. In addition, core net interest income increased for the first time since the start of the pandemic,” said John C. Corbett, Chief Executive Officer. “We made the strategic decision to retain more of our mortgage production on balance sheet which resulted in a negative pipeline mark but will drive higher interest revenue moving forward.”

Highlights of the second quarter of 2021 include:

Returns

●	Reported & adjusted diluted Earnings per Share (“EPS”) of $1.39 and $1.87 (Non-GAAP), respectively
●	Recorded a negative provision for credit losses of $58.8 million compared to a negative provision for credit losses of $58.4 million in the prior quarter
●	Reported & adjusted Return on Average Tangible Common Equity of 14.1% (Non-GAAP) and 18.7% (Non-GAAP), respectively
●	Pre-Provision Net Revenue (“PPNR”) of $113.4 million, or 1.14% PPNR ROAA (Non-GAAP)
●	Book value per share of $67.60 increased by $1.18 per share compared to the prior quarter
●	Tangible book value (“TBV”) per share of $43.07 (Non-GAAP), up $4.74, or 12.4% from the year ago quarter

Performance

●	Core net interest income (non-GAAP) (excluding loan accretion and deferred fees on PPP) increased $1.4 million from prior quarter
●	Loan accretion on acquired loans and PPP net deferred loan fees declined a combined $10.3 million compared to the first quarter of 2021
●	Total deposit cost of 0.12%, down 3 basis points from prior quarter
●	Noninterest income of $79.0 million, down $17.3 million compared to the prior quarter, primarily due to a $16.8 million decrease in mortgage banking income caused by an approximately $230 million decline in the secondary mortgage pipeline and by a 148 basis point reduction in gain on sale margins, leading to a negative secondary pipeline mark
●	Recorded $11.7 million in extinguishment of debt cost from the redemption of $38.5 million of trust preferred securities assumed from CenterState Bank Corporation (“CSFL”)

Balance Sheet / Credit

●	Loans, excluding PPP loans, increased $168.8 million, or 3.0% annualized, centered in $253.0 million growth in investor commercial real estate, commercial owner occupied real estate, and single family construction to permanent loans (which are included in the construction and land development loans category)
●	Cash position increased to $6.4 billion, 15.9% of total assets, which creates a potential significant earnings lever as it is deployed into future loans and securities
●	Total deposits increased $801.0 million with core deposit growth totaling $941.4 million, or 13.0% annualized
●	33.6% of deposits are noninterest-bearing
●	Net loan charge-offs of $2.1 million, or 0.03% annualized
●	Loan deferrals totaled $120.2 million, or 0.53% of the total loan portfolio, excluding PPP loans and held for sale loans

Capital Returns

●	Repurchased 700,000 shares during 2Q 2021 and approximately 273,000 shares in July 2021, bringing total 2021 repurchases to approximately 973,000 shares at a weighted average price of $83.70

Mergers & Acquisitions

●	On July 23, 2021, the Company announced the execution of an Agreement and Plan of Merger with Atlantic Capital Bancshares, Inc. (“Atlantic Capital”)

Financial Performance

	Three Months Ended					Six Months Ended

(Dollars in thousands, except per share data)	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
INCOME STATEMENT	2021	2021	2020	2020	2020	2021	2020
Interest income
Loans, including fees (1)	$246,177	$259,967	$269,632	$280,825	$167,707	$506,144	$300,741
Investment securities, trading securities, federal funds sold and securities
purchased under agreements to resell	21,364	18,509	16,738	14,469	12,857	39,873	27,623
Total interest income	267,541	278,476	286,370	295,294	180,564	546,017	328,364
Interest expense
Deposits	9,537	11,257	13,227	15,154	12,624	20,795	27,061
Federal funds purchased, securities sold under agreements
to repurchase, and other borrowings	4,874	5,221	7,596	9,792	5,383	10,094	10,732
Total interest expense	14,411	16,478	20,823	24,946	18,007	30,889	37,793
Net interest income	253,130	261,998	265,547	270,348	162,557	515,128	290,571
Provision (benefit) for credit losses	(58,793)	(58,420)	18,185	29,797	151,474	(117,213)	188,007
Net interest income after provision for credit losses	311,923	320,418	247,362	240,551	11,083	632,341	102,564
Noninterest income	79,020	96,285	97,871	114,790	54,347	175,305	98,479
Noninterest expense
Pre-tax operating expense	218,707	218,702	219,719	215,225	134,634	437,409	237,753
Merger and/or branch consolid. expense	32,970	10,009	19,836	21,662	40,279	42,979	44,408
Extinguishment of debt cost	11,706	—	—	—	—	11,706	—
SWAP termination expense	—	—	38,787	—	—	—	—
Federal Home Loan Bank advances prepayment fee	—	—	56	—	199	—	199
Total noninterest expense	263,383	228,711	278,398	236,887	175,112	492,094	282,360
Income before provision for income taxes	127,560	187,992	66,835	118,454	(109,682)	315,552	(81,317)
Income taxes (benefit) provision	28,600	41,043	(19,401)	23,233	(24,747)	69,643	(20,492)
Net income (loss)	$98,960	$146,949	$86,236	$95,221	$(84,935)	$245,909	$(60,825)

Adjusted net income (non-GAAP) (2)
Net income (loss) (GAAP)	$98,960	$146,949	$86,236	$95,221	$(84,935)	$245,909	$(60,825)
Securities gains, net of tax	(28)	—	(29)	(12)	—	(28)	—
Income taxes benefit - carryback tax loss	—	—	(31,468)	—	—	—	—
FHLB prepayment penalty, net of tax	—	—	46	—	154	—	154
SWAP termination expense, net of tax	—	—	31,784	—	—	—	—
Initial provision for credit losses - NonPCD loans and UFC	—	—	—	—	92,212	—	92,212
Merger and/or branch consolid. expense, net of tax	25,578	7,824	16,255	17,413	31,191	33,402	34,701
Extinguishment of debt cost, net of tax	9,081	—	—	—	—	9,081	—
Adjusted net income (non-GAAP)	$133,591	$154,773	$102,824	$112,622	$38,622	$288,364	$66,242

Basic earnings per common share	$1.40	$2.07	$1.22	$1.34	$(1.96)	$3.47	$(1.58)
Diluted earnings per common share	$1.39	$2.06	$1.21	$1.34	$(1.96)	$3.44	$(1.58)
Adjusted net income per common share - Basic (non-GAAP) (2)	$1.89	$2.18	$1.45	$1.59	$0.89	$4.07	$1.72
Adjusted net income per common share - Diluted (non-GAAP) (2)	$1.87	$2.17	$1.44	$1.58	$0.89	$4.04	$1.71
Dividends per common share	$0.47	$0.47	$0.47	$0.47	$0.47	$0.94	$0.94
Basic weighted-average common shares outstanding	70,866,193	71,009,209	70,941,200	70,905,027	43,317,736	70,937,301	38,438,535
Diluted weighted-average common shares outstanding	71,408,888	71,484,490	71,294,864	71,075,866	43,317,736	71,444,631	38,438,535
Adjusted diluted weighted-average common shares outstanding*	71,408,888	71,484,490	71,294,864	71,075,866	43,606,333	71,444,631	38,793,092
Effective tax rate	22.42%	21.83%	(29.03)%	19.61%	22.56%	22.07%	25.20%
Adjusted effective tax rate	22.42%	21.83%	18.05%	19.61%	22.56%	22.07%	25.20%

*Adjusted diluted weighted average common shares was calculated with the result of adjusted net income (non-GAAP) for the periods ending June 30, 2020.

Performance and Capital Ratios

	Three Months Ended					Six Months Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
	2021	2021	2020	2020	2020	2021	2020
PERFORMANCE RATIOS
Return on average assets (annualized)	1.00%	1.56%	0.90%	1.00%	(1.49)%	1.27%	(0.63)%
Adjusted return on average assets (annualized) (non-GAAP) (2)	1.35%	1.64%	1.08%	1.18%	0.68%	1.49%	0.68%
Return on average equity (annualized)	8.38%	12.71%	7.45%	8.31%	(11.78)%	10.52%	(4.67)%
Adjusted return on average equity (annualized) (non-GAAP) (2)	11.31%	13.39%	8.88%	9.83%	5.36%	12.34%	5.09%
Return on average tangible common equity (annualized) (non-GAAP) (3)	14.12%	21.16%	13.05%	14.66%	(19.71)%	17.59%	(7.52)%
Adjusted return on average tangible common equity (annualized) (non-GAAP) (2) (3)	18.74%	22.24%	15.35%	17.14%	10.23%	20.46%	9.83%
Efficiency ratio (tax equivalent)	76.28%	61.06%	73.59%	58.91%	78.37%	68.38%	72.32%
Adjusted efficiency ratio (non-GAAP) (4)	62.88%	58.27%	57.52%	53.30%	59.76%	60.49%	60.89%
Dividend payout ratio (5)	33.65%	22.72%	38.67%	35.01%	N/A	27.12%	N/A
Book value per common share	$67.60	$66.42	$65.49	$64.34	$63.35
Tangible book value per common share (non-GAAP) (3)	$43.07	$42.02	$41.16	$39.83	$38.33

CAPITAL RATIOS
Equity-to-assets	11.8%	11.9%	12.3%	12.1%	11.9%
Tangible equity-to-tangible assets (non-GAAP) (3)	7.8%	7.9%	8.1%	7.8%	7.6%
Tier 1 leverage (6) *	8.1%	8.5%	8.3%	8.1%	13.3%
Tier 1 common equity (6) *	12.1%	12.2%	11.8%	11.5%	10.7%
Tier 1 risk-based capital (6) *	12.1%	12.2%	11.8%	11.5%	10.7%
Total risk-based capital (6) *	14.1%	14.5%	14.2%	13.9%	12.9%

OTHER DATA
Number of branches	281	281	285	305	305

*The regulatory capital ratios presented above include the assumption of the transitional method relative to the CARES Act in relief of COVID-19 pandemic on the economy and financial institutions in the United States. The referenced relief allows a total five-year “phase in” of the CECL impact on capital and relief over the next two years for the impact on the allowance for credit losses resulting from COVID-19.

Balance Sheet

	Ending Balance
(Dollars in thousands, except per share and share data)	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
BALANCE SHEET	2021	2021	2020	2020	2020
Assets
Cash and due from banks	$529,434	$392,556	$363,306	$344,389	$380,661
Federal Funds Sold and interest-earning deposits with banks	5,875,078	5,581,581	4,245,949	4,127,250	3,983,047
Cash and cash equivalents	6,404,512	5,974,137	4,609,255	4,471,639	4,363,708

Trading securities, at fair value	89,925	83,947	10,674	—	494
Investment securities:
Securities held-to-maturity	1,189,265	1,214,313	955,542	—	—
Securities available for sale, at fair value	4,369,159	3,891,490	3,330,672	3,561,929	3,137,718
Other investments	160,607	161,468	160,443	185,199	133,430
Total investment securities	5,719,031	5,267,271	4,446,657	3,747,128	3,271,148
Loans held for sale	171,447	352,997	290,467	456,141	603,275
Loans:
Purchased credit deteriorated	2,434,259	2,680,466	2,915,809	3,143,822	3,323,754
Purchased non-credit deteriorated	7,457,950	8,433,913	9,458,869	10,557,907	11,577,833
Non-acquired	14,140,869	13,377,086	12,289,456	11,536,086	10,597,560
Less allowance for credit losses	(350,401)	(406,460)	(457,309)	(440,159)	(434,608)
Loans, net	23,682,677	24,085,005	24,206,825	24,797,656	25,064,539
Other real estate owned ("OREO")	5,039	11,471	11,914	13,480	18,016
Premises and equipment, net	568,473	569,171	579,239	626,259	627,943
Bank owned life insurance	773,452	562,624	559,368	556,475	556,807
Mortgage servicing rights	57,351	54,285	43,820	34,578	25,441
Core deposit and other intangibles	145,126	153,861	162,592	171,637	170,911
Goodwill	1,581,085	1,579,758	1,563,942	1,566,524	1,603,383
Other assets	1,177,751	1,035,805	1,305,120	1,377,849	1,419,691
Total assets	$40,375,869	$39,730,332	$37,789,873	$37,819,366	$37,725,356

Liabilities and Shareholders' Equity
Deposits:
Noninterest-bearing	$11,176,338	$10,801,812	$9,711,338	$9,681,095	$9,915,700
Interest-bearing	22,066,031	21,639,598	20,982,544	20,288,859	20,041,585
Total deposits	33,242,369	32,441,410	30,693,882	29,969,954	29,957,285
Federal funds purchased and securities
sold under agreements to repurchase	862,429	878,581	779,666	706,723	720,479
Other borrowings	351,548	390,323	390,179	1,089,637	1,089,279
Reserve for unfunded commitments	30,981	35,829	43,380	43,161	21,051
Other liabilities	1,105,919	1,264,369	1,234,886	1,446,478	1,445,412
Total liabilities	35,618,246	35,010,512	33,141,993	33,255,953	33,233,506

Shareholders' equity:
Common stock - $2.50 par value; authorized 160,000,000 shares	175,957	177,651	177,434	177,321	177,268
Surplus	3,720,946	3,772,248	3,765,406	3,764,482	3,759,166
Retained earnings	836,584	770,952	657,451	604,564	542,677
Accumulated other comprehensive income (loss)	24,136	(1,031)	47,589	17,046	12,739
Total shareholders' equity	4,757,623	4,719,820	4,647,880	4,563,413	4,491,850
Total liabilities and shareholders' equity	$40,375,869	$39,730,332	$37,789,873	$37,819,366	$37,725,356

Common shares issued and outstanding	70,382,728	71,060,446	70,973,477	70,928,304	70,907,119

Net Interest Income and Margin

	Three Months Ended
	Jun. 30, 2021			Mar. 31, 2021			Jun. 30, 2020
(Dollars in thousands)	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
YIELD ANALYSIS	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Interest-Earning Assets:
Federal funds sold, reverse repo, and time deposits	$5,670,674	$1,350	0.10%	$4,757,717	$989	0.08%	$2,033,910	$432	0.09%
Investment securities	5,371,985	20,014	1.49%	4,683,152	17,520	1.52%	2,307,471	12,425	2.17%
Loans held for sale	281,547	1,977	2.82%	298,970	1,991	2.70%	203,267	1,498	2.96%
Total loans, excluding PPP	22,588,076	225,664	4.01%	22,612,722	232,770	4.17%	14,711,596	155,968	4.26%
Total PPP loans	1,719,323	18,536	4.32%	1,879,367	25,206	5.44%	1,005,791	10,241	4.10%
Total loans held for investment	24,307,399	244,200	4.03%	24,492,089	257,976	4.27%	15,717,387	166,209	4.25%
Total interest-earning assets	35,631,605	267,541	3.01%	34,231,928	278,476	3.30%	20,262,035	180,564	3.58%
Noninterest-earning assets	4,201,147			4,013,482			2,636,890
Total Assets	$39,832,752			$38,245,410			$22,898,925

Interest-Bearing Liabilities:
Transaction and money market accounts	$15,453,940	$4,513	0.12%	$14,678,248	$5,387	0.15%	$8,132,276	$5,096	0.25%
Savings deposits	2,995,871	453	0.06%	2,780,361	434	0.06%	1,699,377	336	0.08%
Certificates and other time deposits	3,408,778	4,571	0.54%	3,672,818	5,436	0.60%	2,321,684	7,192	1.25%
Federal funds purchased and repurchase agreements	914,641	323	0.14%	852,277	351	0.17%	415,304	391	0.38%
Other borrowings	368,897	4,551	4.95%	390,043	4,870	5.06%	1,216,884	4,992	1.65%
Total interest-bearing liabilities	23,142,127	14,411	0.25%	22,373,747	16,478	0.30%	13,785,525	18,007	0.53%
Noninterest-bearing liabilities ("Non-IBL")	11,951,384			11,184,514			6,212,957
Shareholders' equity	4,739,241			4,687,149			2,900,443
Total Non-IBL and shareholders' equity	16,690,625			15,871,663			9,113,400
Total Liabilities and Shareholders' Equity	$39,832,752			$38,245,410			$22,898,925
Net Interest Income and Margin (Non-Tax Equivalent)		$253,130	2.85%		$261,998	3.10%		$162,557	3.23%
Net Interest Margin (Tax Equivalent)			2.87%			3.12%			3.24%
Total Deposit Cost (without Debt and Other Borrowings)			0.12%			0.15%			0.29%
Overall Cost of Funds (including Demand Deposits)			0.17%			0.21%			0.37%

Total Accretion on Acquired Loans (1)		$6,292			$10,416			$10,108
Total Deferred Fees on PPP Loans		$14,232			$20,402			$7,332
TEFRA (included in NIM, Tax Equivalent)		$1,424			$1,286			$579

(1)	The remaining loan discount on acquired loans to be accreted into loan interest income totals $81.0 million and the remaining net deferred fees on PPP loans totals $25.9 million as of June 30, 2021.

Noninterest Income and Expense

	Three Months Ended					Six Months Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
(Dollars in thousands)	2021	2021	2020	2020	2020	2021	2020
Noninterest Income:
Fees on deposit accounts	$23,936	$25,282	$25,153	$24,346	$16,679	$49,218	$34,820
Mortgage banking income	10,115	26,880	25,162	48,022	18,371	36,995	33,018
Trust and investment services income	9,733	8,578	7,506	7,404	7,138	18,311	14,527
Securities gains, net	36	—	35	15	—	36	—
Correspondent banking and capital market income	25,877	28,748	27,751	26,432	10,067	54,625	10,560
Bank owned life insurance income	5,047	3,300	3,341	4,127	1,381	8,347	3,911
Other	4,276	3,498	8,923	4,444	711	7,773	1,643
Total Noninterest Income	$79,020	$96,286	$97,871	$114,790	$54,347	$175,305	$98,479

Noninterest Expense:
Salaries and employee benefits	$137,379	$140,361	$138,982	$134,919	$81,720	$277,740	$142,698
Swap termination expense	—	—	38,787	—	—	—	—
Occupancy expense	22,844	23,331	23,496	23,845	15,959	46,175	28,246
Information services expense	19,078	18,789	19,527	18,855	12,155	37,867	21,462
FHLB prepayment penalty	—	—	56	—	199	—	199
OREO expense and loan related	240	1,002	728	1,146	1,107	1,242	1,694
Business development and staff related	4,305	3,371	3,835	2,599	1,447	7,676	3,691
Amortization of intangibles	8,968	9,164	9,760	9,560	4,665	18,132	7,672
Professional fees	2,301	3,274	4,306	4,385	2,848	5,575	5,342
Supplies and printing expense	2,500	2,670	2,809	2,755	1,610	5,170	3,115
FDIC assessment and other regulatory charges	4,931	3,771	3,403	2,849	2,403	8,702	4,461
Advertising and marketing	1,659	1,740	1,544	1,203	531	3,399	1,345
Other operating expenses	14,502	11,229	11,329	13,109	10,189	25,731	18,027
Branch consolidation and merger expense	32,970	10,009	19,836	21,662	40,279	42,979	44,408
Extinguishment of debt cost	11,706	—	—	—	—	11,706	—
Total Noninterest Expense	$263,383	$228,711	$278,398	$236,887	$175,112	$492,094	$282,360

Loans and Deposits

The following table presents a summary of the loan portfolio by type (dollars in thousands):

	Ending Balance
(Dollars in thousands)	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
LOAN PORTFOLIO	2021	2021	2020	2020	2020
Construction and land development*	$1,947,646	$1,888,240	$1,890,846	$1,829,345	$1,978,900
Investor commercial real estate*	7,094,109	6,978,326	7,007,146	7,050,104	7,137,308
Commercial owner occupied real estate	4,895,189	4,817,346	4,832,697	4,836,405	4,754,753
Commercial and industrial, excluding PPP	3,121,625	3,140,893	3,112,848	3,066,551	3,004,179
Consumer real estate*	4,748,693	4,835,567	4,974,808	5,195,978	5,362,679
Consumer/other	907,181	885,320	912,327	907,711	924,995
Subtotal	22,714,443	22,545,692	22,730,672	22,886,094	23,162,814
PPP loans	1,318,635	1,945,773	1,933,462	2,351,721	2,336,333
Total Loans	$24,033,078	$24,491,465	$24,664,134	$25,237,815	$25,499,147

As a result of the conversion of legacy CenterState’s core system to the Company’s core system completed in 2Q 2021, several loans were reclassified to conform with the Company’s loan segmentation, most notably residential investment loans which were reclassed from consumer real estate to investor commercial real estate. All prior periods presented above were revised to conform with the current loan segmentation.

* Single family home construction-to-permanent loans originated by the Company’s mortgage banking division are included in construction and land development category until completion. Investor commercial real estate loans include commercial non-owner occupied real estate and other income producing property. Consumer real estate includes consumer owner occupied real estate and home equity loans.

The following table presents a summary of the deposit types (dollars in thousands):

	Ending Balance
(Dollars in thousands)	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
DEPOSITS	2021	2021	2020	2020	2020
Noninterest-bearing checking	$11,176,338	$10,801,812	$9,711,338	$9,681,095	$9,915,700
Interest-bearing checking	7,651,433	7,369,066	6,955,575	6,414,905	6,192,915
Savings	3,051,229	2,906,673	2,694,010	2,618,877	2,503,514
Money market	8,024,117	7,884,132	7,584,353	7,404,299	7,196,456
Time deposits	3,339,252	3,479,727	3,748,605	3,850,778	4,148,700
Total Deposits	$33,242,369	$32,441,410	$30,693,881	$29,969,954	$29,957,285

Core Deposits (excludes Time Deposits)	$29,903,117	$28,961,683	$26,945,276	$26,119,176	$25,808,585

Asset Quality

	Ending Balance
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
(Dollars in thousands)	2021	2021	2020	2020	2020
NONPERFORMING ASSETS:
Non-acquired
Non-acquired nonperforming loans	$16,624	$21,034	$29,171	$22,463	$22,883
Non-acquired OREO and other nonperforming assets	695	654	688	825	1,689
Total non-acquired nonperforming assets	17,319	21,688	29,859	23,288	24,572
Acquired
Acquired nonperforming loans	69,053	80,024	77,668	89,974	100,399
Acquired OREO and other nonperforming assets	4,777	11,292	11,568	12,904	16,987
Total acquired nonperforming assets	73,830	91,316	89,236	102,878	117,386
Total nonperforming assets	$91,149	$113,004	$119,095	$126,166	$141,958

	Three Months Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2021	2021	2020	2020	2020
ASSET QUALITY RATIOS:
Allowance for credit losses as a percentage of loans	1.46%	1.66%	1.85%	1.74%	1.70%
Allowance for credit losses as a percentage of loans, excluding PPP loans	1.54%	1.80%	2.01%	1.92%	1.88%
Allowance for credit losses as a percentage of nonperforming loans *	408.98%	402.20%	428.04%	391.47%	352.53%
Net (recoveries) charge-offs as a percentage of average loans (annualized)	0.03%	(0.00)%	0.01%	0.01%	0.00%
Total nonperforming assets as a percentage of total assets *	0.23%	0.28%	0.32%	0.33%	0.38%
Nonperforming loans as a percentage of period end loans *	0.36%	0.41%	0.43%	0.45%	0.48%

* With the merger with CSFL on June 7, 2020, the amount of acquired nonaccrual loans increased by approximately $69.9 million during the second quarter of 2020.

Current Expected Credit Losses (“CECL”)

Below is a table showing the roll forward of the ACL and UFC for the second quarter of 2021:

	Allowance for Credit Losses ("ACL & UFC")
	NonPCD ACL	PCD ACL	Total	UFC
Ending Balance 3/31/2021	$284,257	$122,203	$406,460	$35,829
Charge offs	(1,974)	—	(1,974)	—
Acquired charge offs	(3,103)	(586)	(3,689)	—
Recoveries	1,242	—	1,242	—
Acquired recoveries	659	1,647	2,306	—
Provision for credit losses	(35,713)	(18,231)	(53,944)	(4,848)
Ending balance 6/30/2021	$245,368	$105,033	$350,401	$30,981

Period end loans (includes PPP Loans)	$21,598,819	$2,434,259	$24,033,078	N/A
Reserve to Loans (includes PPP Loans)	1.14%	4.31%	1.46%	N/A
Period end loans (excludes PPP Loans)	$20,280,184	$2,434,259	$22,714,443	N/A
Reserve to Loans (excludes PPP Loans)	1.21%	4.31%	1.54%	N/A
Unfunded commitments (off balance sheet) *				$5,140,653
Reserve to unfunded commitments (off balance sheet)				0.60%

* Unfunded commitments excludes unconditionally cancelable commitments and letters of credit.

Conference Call

The Company will host a conference call to discuss its second quarter results and merger announcement at 8:00 a.m. Eastern Time on July 23, 2021. Callers wishing to participate may call toll-free by dialing 877-506-9272. The number for international participants is (412) 380-2004. The conference ID number is 10158736.  Alternatively, individuals may listen to the live webcast of the presentation by visiting SouthStateBank.com.   An audio replay of the live webcast is expected to be available by the evening of July 23, 2021 on the Investor Relations section of SouthStateBank.com.

SouthState Corporation is a financial services company headquartered in Winter Haven, Florida. SouthState Bank, N.A., the Company’s nationally chartered bank subsidiary, provides consumer, commercial, mortgage and wealth management solutions to more than one million customers throughout Florida, Alabama, Georgia, the Carolinas and Virginia.  The Bank also serves clients coast to coast through its correspondent banking division.  Additional information is available at SouthStateBank.com.

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Non-GAAP Measures

Statements included in this press release include non-GAAP measures and should be read along with the accompanying tables that provide a reconciliation of non-GAAP measures to GAAP measures.  Management believes that these non-GAAP measures provide additional useful information, which allows readers to evaluate the ongoing performance of the Company.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.  Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company's results or financial condition as reported under GAAP.

(Dollars in thousands)
PRE-PROVISION NET REVENUE ("PPNR") (NON-GAAP)	Jun. 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sep. 30, 2020	Jun. 30, 2020
Net income (loss) (GAAP)	$98,960	$146,949	$86,236	$95,221	$(84,935)
PCL legacy SSB	(58,793)	(58,420)	18,185	29,797	31,259
PCL legacy CSB NonPCD and UFC - Day 1	—	—	—	—	119,079
PCL legacy CSB for June, 2020	—	—	—	—	1,136
Tax provision (benefit)	28,600	41,043	(19,401)	23,233	(24,747)
Merger-related costs	32,970	10,009	19,836	21,662	40,279
Extinguishment of debt costs	11,706	—	—	—	—
Securities gains	(36)	—	(35)	(15)	—
FHLB advance prepayment cost	—	—	56	—	199
Swap termination cost	—	—	38,787	—	—
CSB pre-merger PPNR	—	—	—	—	74,791
Pre-provision net revenue (PPNR) (Non-GAAP)	$113,407	$139,581	$143,664	$169,898	$157,061

SSB average asset balance (GAAP)	$39,832,752	$38,245,410	$38,027,111	$37,865,217	$22,898,925
CSB average asset balance pre-merger					14,604,081
Total average balance June 30, 2020 (Non-GAAP)					$37,503,006

ROAA PPNR	1.14%	1.48%	1.50%	1.79%	1.68%

	Three Months Ended					Six Months Ended
(Dollars in thousands, except per share data)	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
RECONCILIATION OF GAAP TO NON-GAAP	2021	2021	2020	2020	2020	2021	2020
Adjusted Net Income (non-GAAP) (2)
Net income (loss) (GAAP)	$98,960	$146,949	$86,236	$95,221	$(84,935)	$245,909	$(60,825)
Securities gains, net of tax	(28)	—	(29)	(12)	—	(28)	—
PCL - NonPCD loans & unfunded commitments	—	—	—	—	92,212	—	92,212
Swap termination expense, net of tax	—	—	31,784	—	—	—	—
Benefit for income taxes - carryback tax loss	—	—	(31,468)	—	—	—	—
FHLB prepayment penalty, net of tax	—	—	46	—	154	—	154
Merger and branch consolidation/acq. expense, net of tax	25,578	7,824	16,255	17,413	31,191	33,402	34,701
Extinguishment of debt cost, net of tax	9,081	—	—	—	—	9,081	—
Adjusted net income (non-GAAP)	$133,591	$154,773	$102,824	$112,622	$38,622	$288,364	$66,242

Adjusted Net Income per Common Share - Basic (2)
Earnings (loss) per common share - Basic (GAAP)	$1.40	$2.07	$1.22	$1.34	$(1.96)	$3.47	$(1.58)
Effect to adjust for securities gains	(0.00)	—	(0.00)	(0.00)	—	(0.00)	—
Effect to adjust for PCL - NonPCD loans & unfunded commitments	—	—	—	—	2.13	—	2.40
Effect to adjust for swap termination expense, net of tax	—	—	0.45	—	—	—	—
Effect to adjust for benefit for income taxes - carryback tax loss	—	—	(0.44)	—	—	—	—
Effect to adjust for FHLB prepayment penalty, net of tax	—	—	0.00	—	0.00	—	0.00
Effect to adjust for merger & branch consol./acq expenses, net of tax	0.36	0.11	0.23	0.25	0.72	0.47	0.90
Effect to adjust for extinguishment of debt cost	0.13	—	—	—	—	0.13	—
Adjusted net income per common share - Basic (non-GAAP)	$1.89	$2.18	$1.45	$1.59	$0.89	$4.07	$1.72

Adjusted Net Income per Common Share - Diluted (2)
Earnings (loss) per common share - Diluted (GAAP)	$1.39	$2.06	$1.21	$1.34	$(1.96)	$3.44	$(1.58)
Effect to adjust for securities gains	(0.00)	—	(0.00)	(0.00)	—	(0.00)	—
Effect to adjust for PCL - NonPCD loans & unfunded commitments	—	—	—	—	2.11	—	2.39
Effect to adjust for swap termination expense, net of tax	—	—	0.45	—	—	—	—
Effect to adjust for benefit for income taxes - carryback tax loss	—	—	(0.44)	—	—	—	—
Effect to adjust for FHLB prepayment penalty, net of tax	—	—	0.00	—	0.00	—	0.00
Effect to adjust for merger & branch consol./acq expenses, net of tax	0.35	0.11	0.23	0.24	0.72	0.47	0.90
Effect to adjust for extinguishment of debt cost	0.13	—	—	—	—	0.13	—
Effect of adjusted weighted avg. shares due to adjusted net income	—	—	—	—	0.02	—	—
Adjusted net income per common share - Diluted (non-GAAP)	$1.87	$2.17	$1.44	$1.58	$0.89	$4.04	$1.71

Adjusted Return of Average Assets (2)
Return on average assets (GAAP)	1.00%	1.56%	0.90%	1.00%	(1.49)%	1.27%	(0.63)%
Effect to adjust for securities gains	(0.00)%	—%	(0.00)%	(0.00)%	—%	(0.00)%	—%
Effect to adjust for PCL - NonPCD loans & unfunded commitments	—%	—%	—%	—%	1.62%	—%	0.95%
Effect to adjust for swap termination expense	—%	—%	0.33%	—%	—%	—%	—%
Effect to adjust for benefit for income taxes - carryback tax loss	—%	—%	(0.33)%	—%	—%	—%	—%
Effect to adjust for FHLB prepayment penalty, net of tax	—%	—%	0.00%	—%	0.00%	—%	0.00%
Effect to adjust for merger & branch consol./acq expenses, net of tax	0.26%	0.08%	0.18%	0.18%	0.55%	0.17%	0.36%
Effect to adjust for extinguishment of debt cost	0.09%	—%	—%	—%	—%	0.05%	—%
Adjusted return on average assets (non-GAAP)	1.35%	1.64%	1.08%	1.18%	0.68%	1.49%	0.68%

Adjusted Return of Average Equity (2)
Return on average equity (GAAP)	8.38%	12.71%	7.45%	8.31%	(11.78)%	10.52%	(4.67)%
Effect to adjust for securities gains	(0.00)%	—%	(0.00)%	(0.00)%	—%	(0.00)%	—%
Effect to adjust for PCL - NonPCD loans & unfunded commitments	—%	—%	—%	—%	12.79%	—%	7.08%
Effect to adjust for swap termination expense	—%	—%	2.74%	—%	—%	—%	—%
Effect to adjust for benefit for income taxes - carryback tax loss	—%	—%	(2.72)%	—%	—%	—%	—%
Effect to adjust for FHLB prepayment penalty, net of tax	—%	—%	(0.00)%	—%	0.02%	—%	0.01%
Effect to adjust for merger & branch consol./acq expenses, net of tax	2.16%	0.68%	1.41%	1.52%	4.33%	1.43%	2.67%
Effect to adjust for extinguishment of debt cost	0.77%	—%	—%	—	—%	0.39%	—%
Adjusted return on average equity (non-GAAP)	11.31%	13.39%	8.88%	9.83%	5.36%	12.34%	5.09%

Adjusted Return on Average Common Tangible Equity (2) (3)
Return on average common equity (GAAP)	8.38%	12.71%	7.45%	8.31%	(11.78)%	10.52%	(4.67)%
Effect to adjust for securities gains	(0.00)%	—%	(0.00)%	(0.00)%	—%	(0.00)%	—%
Effect to adjust for PCL - NonPCD loans & unfunded commitments	—%	—%	—%	—%	12.79%	—%	7.08%
Effect to adjust for swap termination expense	—%	—%	2.74%	—%	—%	—%	—%
Effect to adjust for benefit for income taxes - carryback tax loss	—%	—%	(2.72)%	—%	—%	—%	—%
Effect to adjust for FHLB prepayment penalty, net of tax	—%	—%	—%	—%	0.02%	—%	0.01%
Effect to adjust for merger & branch consol./acq expenses, net of tax	2.16%	0.68%	1.40%	1.52%	4.32%	1.43%	2.67%
Effect to adjust for extinguishment of debt cost	0.77%	—%	—%	—	—%	0.39%	—%
Effect to adjust for intangible assets	7.43%	8.85%	6.48%	7.31%	4.88%	8.12%	4.74%
Adjusted return on average common tangible equity (non-GAAP)	18.74%	22.24%	15.35%	17.14%	10.23%	20.46%	9.83%

	Three Months Ended					Six Months Ended
(Dollars in thousands, except per share data)	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
RECONCILIATION OF GAAP TO NON-GAAP	2021	2021	2020	2020	2020	2021	2020
Adjusted Efficiency Ratio (4)
Efficiency ratio	76.28%	61.06%	73.59%	58.91%	78.37%	68.38%	72.32%
Effect to adjust for merger and branch consolidation related expenses	(13.38)%	(2.79)%	(16.07)%	(5.61)%	(18.61)%	7.89%	11.43%
Adjusted efficiency ratio	62.88%	58.26%	57.52%	53.30%	59.76%	60.49%	60.89%

Tangible Book Value Per Common Share (3)
Book value per common share (GAAP)	$67.60	$66.42	$65.49	$64.34	$63.35
Effect to adjust for intangible assets	(24.53)	(24.40)	(24.33)	(24.51)	(25.02)
Tangible book value per common share (non-GAAP)	$43.07	$42.02	$41.16	$39.83	$38.33

Tangible Equity-to-Tangible Assets (3)
Equity-to-assets (GAAP)	11.78%	11.88%	12.30%	12.07%	11.91%
Effect to adjust for intangible assets	(3.94)%	(4.02)%	(4.20)%	(4.24)%	(4.35)%
Tangible equity-to-tangible assets (non-GAAP)	7.84%	7.86%	8.10%	7.83%	7.56%

Certain prior period information has been reclassified to conform to the current period presentation, and these reclassifications had no impact on net income or equity as previously reported.

Footnotes to tables:

(1)	Includes loan accretion (interest) income related to the discount on acquired loans of $6.3 million, $10.4 million, $12.7 million, $22.4 million and $10.1 million, respectively, during the five quarters above.
(2)	Adjusted earnings, adjusted return on average assets, adjusted EPS, and adjusted return on average equity are non-GAAP measures and exclude the gains or losses on sales of securities, FHLB Advances prepayment penalty, initial provision for credit losses on non-PCD loans and unfunded commitments, income tax benefit related to the carryback of tax losses under the CARES Act, swap termination expense, extinguishment of debt cost and merger and branch consolidation related expense. Management believes that non-GAAP adjusted measures provide additional useful information that allows readers to evaluate the ongoing performance of the company. Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company's results or financial condition as reported under GAAP. Adjusted earnings and the related adjusted return measures (non-GAAP) exclude the following from net income (GAAP) on an after-tax basis: (a) pre-tax merger and branch consolidation related expense of $33.0 million, $10.0 million, $19.8 million, $21.7 million and $40.3 million, for the quarters ended June 30, 2021, March 31, 2021, December 31, 2020, September 30, 2020 and June 30, 2020 , respectively; (b) net securities gains of $36,000, $35,000 and $15,000 for the quarters ended June 30, 2021, December 31, 2020 and September 30, 2020, respectively; (c) FHLB prepayment penalty of $56,000 and $199,000 for the quarters ended December 31, 2020 and June 30, 2020, respectively; (d) swap termination expense of $38.8 million for the quarter ended December 31, 2020; (e) tax carryback losses under the CARES Act of $31.5 million for the quarter ended December 31, 2020; (f) initial provision for credit losses on non-PCD loans and unfunded commitments of $119.1 million for the quarter ended June 30, 2020; and (g) extinguishment of debt cost of $11.7 million for the quarter ended June 30, 2021.
(3)	The tangible measures are non-GAAP measures and exclude the effect of period end or average balance of intangible assets. The tangible returns on equity and common equity measures also add back the after-tax amortization of intangibles to GAAP basis net income. Management believes that these non-GAAP tangible measures provide additional useful information, particularly since these measures are widely used by industry analysts for companies with prior merger and acquisition activities. Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company's results or financial condition as reported under GAAP. The sections titled "Reconciliation of Non-GAAP to GAAP" provide tables that reconcile non-GAAP measures to GAAP.
(4)	Adjusted efficiency ratio is calculated by taking the noninterest expense excluding swap termination expense, branch consolidation cost and merger cost, extinguishment of debt cost, tax carryback losses under the CARES Act, amortization of intangible assets, and the FHLB prepayment penalty divided by net interest income and noninterest income excluding securities gains (losses). The pre-tax amortization expense of intangible assets were $9.0 million, $9.2 million, $9.8 million, $9.6 million and $4.7 million, for the quarters ended June 30, 2021, March 31, 2021, December 31, 2020, September 30, 2020 and June 30, 2020, respectively.
(5)	The dividend payout ratio is calculated by dividing total dividends paid during the period by the total net income for the same period.
(6)	June 30, 2021 ratios are estimated and may be subject to change pending the final filing of the FR Y-9C; all other periods are presented as filed.
(7)	Loan data excludes mortgage loans held for sale.

Cautionary Statement Regarding Forward Looking Statements

Statements included in this communication, which are not historical in nature are intended to be, and are hereby identified as, forward-looking statements for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on, among other things, management’s beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy and SouthState. Words and phrases such as “may,” “approximately,” “continue,” “should,” “expects,” “projects,” “anticipates,” “is likely,” “look ahead,” “look forward,” “believes,” “will,” “intends,” “estimates,” “strategy,” “plan,” “could,” “potential,” “possible” and variations of such words and similar expressions are intended to identify such forward-looking statements. South State cautions readers that forward-looking statements are subject to certain risks, uncertainties and assumptions that are difficult to predict with regard to, among other things, timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks, uncertainties and assumptions, include, among others, the following: (1) economic downturn risk, potentially resulting in deterioration in the credit markets, greater than expected noninterest expenses, excessive loan losses and other negative consequences, which risks could be exacerbated by potential continued negative economic developments resulting from the Covid19 pandemic, or from federal spending cuts and/or one or more federal budget-related impasses or actions; (2) interest rate risk primarily resulting from the low interest rate environment and historically low yield curve primarily due to government programs in place under the CARES Act and otherwise in response to the Covid19 pandemic, and their impact on the Bank’s earnings, including from the correspondent and mortgage divisions, housing demand, the market value of the bank’s loan and securities portfolios, and the market value of SouthState’s equity; (3) risks related to the merger and integration of SouthState and CSFL including, among others, (i) the risk that the cost savings and any revenue synergies from the merger may not be fully realized or may take longer than anticipated to be realized, (ii) the risk that the integration of each party’s operations will be materially delayed or will be more costly or difficult than expected or that the parties are otherwise unable to successfully integrate each party’s businesses into the other’s businesses, (iii) the amount of the costs, fees, expenses and charges related to the merger, (iv) reputational risk and the reaction of each company's customers, suppliers, employees or other business partners to the merger, (3) risks related to the merger and integration of SouthState and Atlantic Capital including, among others, (i) the risk that the cost savings and any revenue synergies from the merger may not be fully realized or may take longer than anticipated to be realized, (ii) disruption to the parties’ businesses as a result of the announcement and pendency of the merger, (iii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (iv) the risk that the integration of each party’s operations will be materially delayed or will be more costly or difficult than expected or that the parties are otherwise unable to successfully integrate each party’s businesses into the other’s businesses, (v) the failure to obtain the necessary approvals by the shareholders of South State or Atlantic Capital, (vi) the amount of the costs, fees, expenses and charges related to the merger, (vii) the ability by each of SouthState and Atlantic Capital to obtain required governmental approvals of the merger (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction),  (viii) reputational risk and the reaction of each company's customers, suppliers, employees or other business partners to the merger, (ix) the failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing the merger, (x) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (xi) the dilution caused by South State’s issuance of additional shares of its common stock in the merger, (xii) general competitive, economic, political and market conditions, and (xiii) other factors that may affect future results of Atlantic Capital and SouthState including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; and other actions of the Board of Governors of the Federal Reserve System and Office of the Comptroller of the Currency and legislative and regulatory actions and reforms (4) risks relating to the continued impact of the Covid19 pandemic on the company, including possible impact to the company and its employees from contacting Covid19, and to efficiencies and the control environment due to the continued work from home environment and to our results of operations due to government stimulus and other interventions to blunt the impact of the pandemic; (5) the impact of increasing digitization of the banking industry and movement of customers to on-line platforms, and the possible impact on the Bank’s results of operations, customer base, expenses, suppliers and operations; (6) controls and procedures risk, including the potential failure or circumvention of our controls and procedures or failure to comply with regulations related to controls and procedures; (7) potential deterioration in real estate values; (8) the impact of competition with other financial institutions, including pricing pressures (including those resulting from the CARES Act) and the resulting impact, including as a result of compression to net interest margin; (9) risks relating to the ability to retain our culture and attract and retain qualified people; (10) credit risks associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed under the terms of any loan-related document; (11) risks related to the ability of the company to pursue its strategic plans which depend upon certain growth goals in our lines of business; (12) liquidity risk affecting the Bank’s ability to meet its obligations when they come due; (13) risks associated with an anticipated increase in SouthState’s investment securities portfolio, including risks associated with acquiring and holding investment securities or potentially determining that the amount of investment securities SouthState desires to acquire are not available on terms acceptable to SouthState; (14) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (15) transaction risk arising from problems with service or product delivery; (16) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (17) regulatory change risk resulting from new laws, rules, regulations, accounting principles, proscribed practices or ethical standards, including, without limitation, the possibility that regulatory agencies may require higher levels of capital above the current regulatory-mandated minimums and including the impact of the CARES Act, the Consumer Financial Protection Bureau regulations, and the possibility of changes in accounting standards, policies, principles and practices, including changes in accounting principles relating to loan loss recognition (CECL); (18) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (19) reputation risk that adversely affects earnings or capital arising from negative public opinion; (20) cybersecurity risk related to the dependence of SouthState on internal computer systems and the technology of outside service providers, as well as the potential impacts of internal or external security breaches, which may subject the company to potential business disruptions or financial losses resulting from deliberate attacks or unintentional events; (21) reputational and operational risks associated with environment, social and governance matters; (22) greater than expected noninterest expenses; (23) excessive loan losses; (24) potential deposit attrition, higher than expected costs, customer loss and business disruption associated with the Atlantic Capital integration, and potential difficulties in maintaining relationships with key personnel; (25) the risks of fluctuations in market prices for SouthState common stock that may or may not reflect economic condition or performance of SouthState; (26) the payment of dividends on SouthState common stock, which is subject to legal and regulatory limitations as well as the discretion of the board of directors of SouthState, SouthState’s performance and other factors; (27) ownership dilution risk associated with potential acquisitions in which SouthState’s stock may be issued as consideration for an acquired company; (28) operational, technological, cultural, regulatory, legal, credit and other risks associated with the exploration, consummation and integration of potential future acquisition, whether involving stock or cash consideration; (29) major catastrophes such as hurricanes, tornados, earthquakes, floods or other natural or human disasters, including infectious disease outbreaks, including the ongoing Covid19 pandemic, and the related disruption to local, regional and global economic activity and financial markets, and the impact that any of the foregoing may have on SouthState and its customers and other constituencies; (30) terrorist activities risk that results in loss of consumer confidence and economic disruptions; (31) risks related to the proposed merger of South State and Atlantic Capital, including, among others, (i) the risk that the cost savings and any revenue synergies from the merger may not be fully realized or may take longer than anticipated to be realized, (ii) disruption to the parties’ businesses as a result of the announcement and pendency of the merger, (iii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (iv) the risk that the integration of each party’s operations will be materially delayed or will be more costly or difficult than expected or that the parties are otherwise unable to successfully integrate each party’s businesses into the other’s businesses, (v) the failure to obtain the necessary approvals by the shareholders of South State or Atlantic Capital, (vi) the amount of the costs, fees, expenses and charges related to the merger, (vii) the ability by each of SouthState and Atlantic Capital to obtain required governmental approvals of the merger (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction), (viii) reputational risk and the reaction of each company's customers, suppliers, employees or other business partners to the merger, (ix) the failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing the merger, (x) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (xi) the dilution caused by South State’s issuance of additional shares of its common stock in the merger, (xii) general competitive, economic, political and market conditions, and (xiii) other factors that may affect future results of Atlantic Capital and SouthState including changes in asset quality and credit risk, and (32) other factors that may affect future results of SouthState, as disclosed in SouthState’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, filed by SouthState with the U.S. Securities and Exchange Commission (“SEC”) and available on the SEC’s website at http://www.sec.gov, any of which could cause actual results to differ materially from future results expressed, implied or otherwise anticipated by such forward-looking statements.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. SouthState does not undertake any obligation to update or otherwise revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.